Exhibit 99.1

Contact: Roger R. Hopkins, Chief Accounting Officer
Phone: (615) 890-9100

NHI Announces Second Quarter Dividend

MURFREESBORO, Tenn.--(May 7, 2015)-- National Health Investors, Inc. (NYSE:NHI) announced today that it will pay a second quarter dividend of $.85 per common share to shareholders of record on June 30, 2015 and payable on August 10, 2015.

About National Health Investors
Incorporated in 1991, National Health Investors, Inc. (NYSE: NHI) is a real estate investment trust specializing in sale-leaseback, joint-venture, mortgage and mezzanine financing of need-driven and discretionary senior housing and medical investments. NHI’s portfolio consists of independent, assisted and memory care communities, entrance-fee retirement communities, skilled nursing facilities, medical office buildings and specialty hospitals. For more information, visit www.nhireit.com.